CERTIFICATE OF VOTING POWERS, DESIGNATIONS, PREFERENCES
              AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                         AND RESTRICTIONS THEREOF OF THE
          SERIES E SENIOR REDEEMABLE, EXCHANGEABLE, P1K PREFERRED STOCK
                          OF KMC TELECOM HOLDINGS, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                   As contemplated by Sections 141 and 242 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of KMC Telecom Holdings, Inc., a Delaware corporatin (the "Corporation"), by unanimous written consent, dated April 30, 1999:

                   WHEREAS, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said Corporation (the "Certificate of Incorporation"), said Board of Directors, at a meeting duly called and held on February 1, 1999, adopted a resolution providing for the issuance of 175,000 authorized shares of Series E Senior Redeemable, Exchangeable, P1K Preferred Stock (the "Series E Preferred Stock"), which resolution is as follows:

                  WHEREAS,  the Board of  Directors  is  authorized,  within the limitations and restrictions stated in the Certificate of Incorporation, as amended, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

                  NOW,  THEREFORE,   BE  IT  RESOLVED,   that  there  is  hereby
authorized such series of preferred stock on the terms and with the provisions herein set forth:

I.       CERTAIN DEFINITIONS.

                  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Corporation or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or upon consummation of such Asset Acquisition shall not be Acquired Indebtedness.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Corporation and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary (or is an Unrestricted Subsidiary), except to the extent of the amount of dividends or other distributions actually paid to the Corporation or any of its Restricted Subsidiaries by such Person or an Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of
                  Restricted  Payments  that  may be  made  pursuant  to  clause
                  (iii)(B) of the first paragraph of Section XI(B) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Corporation or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Corporation or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except to the extent such restriction has been legally waived); (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales including for purposes hereof the items referred to in clauses (b), (c) and (e) of the definition of

                  "Asset Sale" or the  termination of  discontinued  operations;
                  (v)  except  for  purposes  of   calculating   the  amount  of
                  Restricted  Payments  that  may be  made  pursuant  to  clause
                  (iii)(B) of the first paragraph of Section XI(B), any amount paid or accrued as dividends on Preferred Stock (including the Series E Preferred Stock) of the Corporation or any Restricted Subsidiary owned by Persons other than the Corporation and any of its Restricted Subsidiaries; (vi) all extraordinary gains and extraordinary losses; (vii) the cumulative effect of a change in accounting principles since the High Yield Closing Date; and (viii) at the irrevocable election of the
                  Corporation  for each  occurrence,  any net  after-tax  income
                  (loss) from discontinued operations; PROVIDED that for purposes of any subsequent Investment in the entity conducting such discontinued operations pursuant to Section XI(B), such entity shall be treated as an Unrestricted Subsidiary until such discontinued operations have actually been disposed of.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Corporation and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Corporation and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Corporation and its Restricted Subsidiaries, prepared in conformity with GAAP.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Asset Acquisition" means (i) an investment by the Corporation or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Corporation or any of its Restricted Subsidiaries or (ii) an acquisition by the Corporation or any of its Restricted Subsidiaries of the property and assets of any Person other than the Corporation or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Corporation or any of its Restricted
                  Subsidiaries to any Person other than the Corporation or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Corporation or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Corporation or any of its Restricted Subsidiaries outside the ordinary course of business of the Corporation or such Restricted Subsidiary and, in each case, that is not governed by Section IX; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (i)(B) of
                  Section XI(F), (c) a disposition of cash or Temporary Cash Investments, (d) any Restricted Payment that is permitted to be made, and is made, in accordance with Section XI(B), (e) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $2 million (PROVIDED that any series of related sales or dispositions in excess of $2 million shall be considered "Asset Sales"), (t) the lease, assignment of a lease or sub-lease of any real or personal property in the ordinary course of business, (g) foreclosures on assets, (h) pledges of assets or stock by the Corporation or any of its Restricted Subsidiaries otherwise permitted under this Certificate of Designations, including such pledges securing Indebtedness under the Newcourt Facility or under the Lucent Facility, (i) the issuance of the Warrants to Newcourt Finance and Lucent by the Corporation and (j) the exercise of the Warrants by Newcourt Finance and Lucent and the exercise of common stock warrants by Newcourt Finance in respect of KMC Telecom, (k) the issuance of the Preferred Stock Warrants to First Union by the Corporation, and (l) the exercise of the Preferred Stock Warrants by First Union.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Corporation as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents
                  (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock (including the Series E Preferred
                  Stock), partnership or membership interests and any other right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Corporation on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Corporation, on a fully diluted basis, than is held by the Existing Stockholders on such date; or
                  (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Corporation's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so previously approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                  "Closing Date" means February 4, 1999.

                  "Commission" means the Securities and Exchange Commission and any successor agency having similar powers.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense,
                  (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing (or, in the case of a loss, decreasing) Adjusted Consolidated Net Income, determined, with respect to clauses (ii), (iii) and (iv), on a consolidated basis for the Corporation and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Corporation or any of its Restricted Subsidiaries.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount (without duplication) of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Corporation or any of its Restricted Subsidiaries) and the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Corporation and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Lucent Facility, the Newcourt Facility and the offering of the Series E Preferred Stock, the Series F Preferred Stock and the Senior Discount Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Corporation and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Corporation have been provided to the Transfer Agent (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED that, in making the foregoing calculation, PRO FORMA effect shall be given to the following events which occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"): (i) the Incurrence of the Indebtedness with respect to which the computation is being made and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of the Four Quarter Period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Corporation and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of the Four Quarter Period; (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition occurred at the beginning of the Four Quarter Period; (iv) any acquisition or disposition by the Corporation and its Restricted Subsidiaries of any corporation or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale or any related repayment of Indebtedness, in each case since the first day of the Four Quarter Period, assuming such acquisition or disposition had been consummated on the first day of the Four Quarter Period and after giving PRO FORMA effect to net cost savings that the Corporation reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (PROVIDED that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Transfer Agent at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Corporation within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings); and PROVIDED FURTHER that (x) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Corporation, a fixed or floating rate of interest shall be computed by applying, at the option of the Corporation, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense of the Corporation attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the PRO FORMA average daily balance of such Indebtedness during the applicable period; and
                  (v) the  occurrence of any of the events  described in clauses
                  (i)-(iv) above by any Person that has become a Restricted Subsidiary or has been merged with or into the Corporation or any Restricted Subsidiary during such Reference Period.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Corporation and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Corporation or any of its

                  Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporation" means KMC Telecom Holdings, Inc., a Delaware corporation.

                  "Currency  Agreement"  means any  foreign  exchange  contract,
                  currency  swap   agreement  or  other  similar   agreement  or
                  arrangement.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Mandatory Redemption Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Mandatory Redemption Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or
                  (ii) above or Indebtedness having a scheduled maturity prior to the Mandatory Redemption Date; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) upon the occurrence of an "asset sale" or "change of control" occurring prior to the Mandatory Redemption Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) are no more favorable to the holders of such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) than the provisions contained in Section XI(F) and Article VIII below and such Capital Stock (or the security for which such Capital Stock is convertible into or exchangeable for) specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Corporation's repurchase of such Series E Preferred Stock as are required to be repurchased pursuant to Section XI(F) and Article VIII below.

                  "Dividend Payment Date" means any Redemption Date, January 15, April 15, July 15 and October 15 and any other date on which dividends are payable or may be paid, as determined by the Board of Directors.

                  "Dividend Record Date" means, with respect to each Dividend Payment Date, the close of business on the date set forth next to such Dividend Payment Date below:

                   DIVIDEND PAYMENT DATE              DIVIDEND RECORD DATE

                  January 15                              January 1
                  April 15                                April 1
                  July 15                                 July 1
                  October 15                              October 1
or such other record date as may be designated by the Board of Directors with respect to dividends payable on such other Dividend Payment Date; PROVIDED, HOWEVER, that such record date may not be more than 60 days or less than ten days prior to such Dividend Payment Date. If any scheduled Dividend Record Date is not a Business Day, then such Dividend Record Date shall be the Business Day immediately preceding such scheduled Dividend Record Date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Stockholders" means Harold N. Kamine, his Affiliates and Nassau.

                  "First Union" means First Union Investors, Inc., a North Carolina corporation.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (vii) of the second paragraph of
                  Section XI(A), (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of
                  Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Corporation exceeds $100 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination and set forth in their written opinion which shall be delivered to the Transfer Agent.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the High Yield Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Certificate of Designations shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Certificate of Designations shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Lucent Facility, the Newcourt Facility, the offering of the Senior Discount Notes, the Series E Preferred Stock and the Series F Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm' s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee " shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "High Yield Closing Date" means January 29, 1998.

                  "Holder" means a registered holder of shares of Series E Preferred Stock.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding trade letters of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and accrued current liabilities arising in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) hereof of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,
                  (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such

                  Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation of the types described above, PROVIDED (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons in the form of any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Corporation or its Restricted Subsidiaries and commissions, travel and similar advances to officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such other Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Corporation or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section XI(D); PROVIDED that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted
                  Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section XI(B), (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Corporation or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted

                  Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Corporation or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (ii) debt securities or debt instruments with a rating of BBB + or higher by S&P or Baal or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating by S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Corporation and its Subsidiaries, and (iii) investment in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold cash pending investment and/or distribution.

                  "Junior Securities" has the meaning provided in Article III hereof.

                  "KMC Telecom"  means KMC Telecom Inc, a Delaware  corporation.

                  "KMC Telecom II" means KMC Telecom II, Inc., a Delaware corporation.

                  "KMC Telecom III" means KMC Telecom III, Inc., a Delaware corporation.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Lucent"   means   Lucent   Technologies   Inc.,   a  Delaware
                  corporation.

                  "Lucent Facility" means the vendor financing facility between Lucent, KMC Telecom III and KMC Telecom Leasing III LLC, providing for aggregate borrowings of up to $600 million and maturing on the eighth anniversary of the closing of such credit facility.

                  "Mandatory Redemption Date" means February 1, 2011.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Nassau" means Nassau Capital Partners L.P., NAS Partners I L.L.C. or their respective successors, and their Affiliates.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other commissions, fees and expenses (including fees and expenses  of  counsel,  accountants  and  investment  bankers)
                  related to such Asset Sale and any relocation expenses incurred as a result thereof, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Corporation and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Corporation or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Corporation or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Newcourt Facility" means the Loan and Security Agreement dated as of December 22, 1998 among KMC Telecom, KMC Telecom II, and Newcourt Finance and any other lenders or borrowers from time to time party thereto, collateral documents, instruments, and agreements executed in connection therewith and any amendments, supplements, modifications, extensions, renewals, restatements, refinancings or refundings thereof.

                  "Newcourt   Finance"   means   Newcourt   Commercial   Finance
                  Corporation,   formerly  known  as  AT&T  Commercial   Finance
                  Corporation, a Delaware corporation, and its successors.

                  "Offer to Purchase" means an offer to purchase Series E Preferred Stock by the Corporation from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Series E Preferred Stock validly tendered will be accepted for payment on a PRO RATA basis, together with any other Parity Securities subject to similar offer to purchase provisions; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Series E Preferred Stock not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless the Corporation defaults in the payment of the purchase price, any Series E Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that each Holder electing to have Series E Preferred Stock purchased pursuant to the Offer to Purchase will be required to surrender to the Transfer Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the payment date such holder's certificate representing such Series E Preferred Stock, together with the form entitled "Option of the Holder to Elect Purchase" appearing on the reverse side of such Series E Preferred Stock certificate completed, (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of Series E Preferred Stock delivered for purchase and a statement that such Holder is withdrawing its election to have such Series E Preferred Stock purchased; and (vii) that Holders whose Series E Preferred Stock is being purchased only in part will be issued new Series E Preferred Stock equal in liquidation preference to the unpurchased portion of the Series E Preferred Stock surrendered. On the Payment Date, the Corporation shall (i) accept for payment on a PRO RATA basis Series E Preferred Stock, together with any other Parity Securities subject to similar offer to purchase provisions, or portions thereof tendered pursuant to an Offer to Purchase;
                  (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Series E Preferred Stock, together with any other Parity Securities subject to similar offer to purchase provisions, or portions thereof so accepted; and
                  (iii) deliver, or cause to be delivered, to the Transfer Agent all Series E Preferred Stock or portions thereof so accepted together with an Officers' Certificate specifying shares of the Series E Preferred Stock or portions thereof accepted for payment by the Corporation. The Paying Agent shall promptly mail to the Holders of Series E Preferred Stock so accepted payment in an amount equal to the purchase price, and the Transfer Agent shall promptly authenticate and mail to such Holders new shares of Series E Preferred Stock equal in liquidation preference to any unpurchased portion of the Series E Preferred Stock surrendered. The Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the Paying Agent for an Offer to Purchase. The

                  Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Corporation is required to repurchase Series E Preferred Stock pursuant to an Offer to Purchase.

                  "Officer" means with respect to the Corporation, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice president, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation.

                  "Officers Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; PROVIDED, HOWEVER, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

                  "Parity Securities" has the meaning specified in Article III hereof.

                  "Permitted Investment" means (i) an Investment in the Corporation or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Corporation or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments and Investment Grade Securities;
                  (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and reasonable advances to sales representatives; (iv) any Investment acquired by the Corporation or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Corporation or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of a foreclosure by the Corporation or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (v) any Investment acquired in consideration for the issuance of Junior Securities or the proceeds of the issuance of Junior Securities to the extent such amounts have not been previously applied to a Restricted Payment pursuant to clause (iii)(B)(2) of the first paragraph of Section XI(B) or clause (ii) of the second paragraph of
                  Section XI(B) or used to support the Incurrence of Indebtedness pursuant to clause (viii) in accordance with
                  Section XI(A) and Investments acquired as a capital contribution; (vi) Guarantees permitted by Section XI(A);
                  (vii) loans or advances to employees of the Corporation or any Restricted Subsidiary that do not in the aggregate exceed at any one time outstanding $5.0 million; (viii) Currency Agreements and Interest Rate Agreements permitted under
                  Section XI(A); (ix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (x) Investments in debt securities or other evidences of Indebtedness that are issued by companies engaged in the Telecommunications Business; PROVIDED that when each Investment pursuant to this clause (x) is made, the aggregate amount of Investments outstanding under this clause (x) does not exceed $3.0 million; (xi) Strategic Investments and Investments in Permitted Joint Ventures in an amount not to exceed $20.0 million at any one time outstanding; (xii) an Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Corporation and its Subsidiaries on the date of such Investment in an amount not to exceed at any time in respect of all such Investments outstanding the sum of (x) $200.0 million plus (y) 40% of the Corporation's Consolidated EBITDA, if positive, for the immediately preceding four fiscal quarters (valued in each case as provided in the definition of "Investments"); (xiii) securities received in connection with Asset Sales to the extent constituting non-cash consideration permitted under Section XI(F); and (xiv) Investments in an amount not to exceed $50.0 million at any time outstanding.

                  "Permitted Joint Venture" means any Unrestricted Subsidiary or any other Person in which the Corporation or a Restricted Subsidiary owns, directly or indirectly, an ownership interest (other than a Restricted Subsidiary) and whose primary business is related, ancillary or complementary to the businesses of the Corporation and its Restricted Subsidiaries at the time of determination.

                  "Person" means any individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Preferred  Stock"  means  any  and  all  shares,   interests,
                  participations or other equivalents of the Corporation's preferred stock, including any such security with any priority over Common Stock with respect to dividends or upon liquidation or similar events.

                  "Preferred Stock Warrants" means any warrants that may be issued under the Preferred Stock Warrant Agreement.

                  "Preferred   Stock  Warrant   Agreement"   means  the  Warrant
                  Agreement, dated as of April 30, 1999, among the Corporation, First Union and The Chase Manhattan Bank as warrant agent.

                  "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act.

                  "Purchase Agreement" means the Securities Purchase Agreement dated as of February 4, 1999 among the Corporation, Newcourt Finance and Lucent.

                  "Redemption Date", when used with respect to any Series E Preferred Stock to be redeemed, means the date fixed for such redemption by or pursuant to the terms of this Certificate of Designations.

                  "Redemption Price" means, with respect to any share of Series E Preferred Stock, the price at which such share of Series E Preferred Stock is to be redeemed pursuant to the terms of this Certificate of Designations.

                  "Regulated  Holder"  has the  meaning  provided in Article VII
                  (B)(i).

                  "Restricted   Subsidiary"   means   any   Subsidiary   of  the
                  Corporation other than an Unrestricted Subsidiary.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

                  "Senior Discount Note Indenture" means the Indenture dated as of January 29, 1998 between the Corporation and The Chase Manhattan Bank, relating to the Senior Discount Notes, as such Indenture may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

                  "Senior Discount Notes" means the 12 1/2 % Senior Discount Notes due 2008 issued by the Corporation under the Senior Discount Note Indenture.

                  "Senior Securities" has the meaning provided in Article III hereof.

                  "Shareholders Agreement" means the Amended and Restated Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P., AT&T Credit Corporation, General Electric Capital Corporation, Corestates Bank, N.A. and Corestates Holdings, Inc., dated as of October 31, 1997, as amended by Amendment No.1, dated as of January 7, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 2, dated as of January 26, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 3, dated as of February 25, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 4, dated as of February 4, 1999, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997,

                  Amendment No. 5, dated as of April 30, 1999, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997.

                  "Significant Subsidiary" means, any Subsidiary that would be a "significant subsidiary" as defined in 17 CFR Part 210.1-01(w), promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

                  "S&P" means Standard & Poor's Ratings Services, a Division of McGraw Hill, Inc., and its successors.

                  "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Strategic Investments" means (a) Investments that the Board of Directors has determined in good faith will enable the Corporation or any of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment and (b) Investments in entities the principal function of which is to perform research and development with respect to products and services that may be used or useful in the Telecommunications Business; PROVIDED that the Corporation or one of its Restricted Subsidiaries is entitled or otherwise reasonably expected to obtain rights to such products or services as a result of such Investment.

                  "Strategic Subordinated Indebtedness" means Indebtedness of the Corporation Incurred to finance the acquisition of a Person engaged in the Telecommunications Business that by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, (i) is expressly made subordinate in right of payment to the Senior Discount Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Corporation's obligations under the Series E Preferred Stock and the Senior Discount Notes; PROVIDED that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Corporation after the Incurrence of such Indebtedness.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

                  "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunications or information services (including, without limitation, any voice, video transmission, data or Internet services) and any related, ancillary or complementary business.

                  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, (ii) time deposit accounts, certificates of deposit, eurodollar time deposits and money market deposits maturing within 180 days or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Corporation) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-i"(or higher) according to Moody's or "A-i"(or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above.

                  "Trade  Payables"  means,  with  respect  to any  Person,  any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Corporation or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Transfer  Agent"  means Chase  Mellon  Shareholder  Services,
                  L.L.C.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Corporation that at the time of determination shall be
                  designated  an   Unrestricted   Subsidiary  by  the  Board  of
                  Directors  in  the  manner  provided   below;   and  (ii)  any
                  Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Corporation) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any
                  Lien on any property of, the Corporation or any Restricted Subsidiary; PROVIDED that (A) any Guarantee by the Corporation or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Corporation or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted in accordance with Section XI(B); and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted in accordance with Section XI(A) and
                  Section XI(B). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Certificate of Designations. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Warrant Agreement" means the warrant agreement, dated the Closing Date, among the Corporation, Newcourt Finance, Lucent and any Additional Purchaser (as described therein) and The Chase Manhattan Bank, as warrant agent.

                  "Warrants" means any warrants that may be issued under the Warrant Agreement.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of 95 % or more of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

II.      DESIGNATION.

                  The series of Preferred Stock authorized hereunder shall be designated as the "Series E Senior Redeemable, Exchangeable, P1K Preferred Stock" and is referred to herein as the "Series E Preferred Stock." The number of shares constituting such series shall be 575,000. The par value of the Series E Preferred Stock shall be $.01 per share of Series E Preferred Stock. Each share of Series E Preferred Stock purchased from the Corporation shall have a liquidation preference of $1,000. The Corporation may from time to time in its discretion issue fractional shares of Series E Preferred Stock.

III.     RANKING.

                  The Series E Preferred  Stock shall,  with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to (A) all classes of Common Stock of the Corporation, (B) each other class of Capital Stock or series of Preferred Stock the terms of which expressly provide that it ranks junior to, and do not expressly provide that it ranks senior to or on a parity with the Series E Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (C) the Corporation's Series A Cumulative Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock, and Series D Cumulative Convertible Preferred Stock (all securities described in this clause (i) collectively referred to as "Junior Securities"); (ii) on a parity with (A) any class of Capital Stock or series of Preferred Stock the terms of which expressly provide that such class or series will rank on a parity with the Series E Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation and (B) Series F Senior Redeemable, Exchangeable, PIK Preferred Stock (all securities described in this clause (ii) collectively referred to as "Parity Securities"); and (iii) junior to each class of Capital Stock or series of Preferred Stock the terms of which expressly provide that such class or series will rank senior to the Series E Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up, and dissolution or the Corporation. The Series E Preferred Stock will be subject to the issuance of series of Junior Securities and Parity Securities, PROVIDED that the Corporation may not authorize, create or issue, or increase the authorized amount of, any new class of Parity Securities or Senior Securities (or any class of any security convertible into shares of any Parity

Security or Senior Security) without the approval of the Holders of at least a majority of the shares of Series E Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that, without the approval of Holders of the Series E Preferred Stock, the Corporation may issue shares of Senior Securities (or any class of any security convertible into shares of any Senior Security) in exchange for, or the proceeds of which are used to redeem or repurchase, (1) all (but not less than all) shares of Series E Preferred Stock and Series F Preferred Stock then outstanding, or (2) the Indebtedness of the Corporation. The Series E Preferred Stock and the Series F Preferred Stock (together with any other Parity Securities) shall also with respect to any redemption or repurchase by the Corporation of its Capital Stock, rank senior to the Junior Securities, except as provided in Section 3 of the Shareholders Agreement.

IV.      DIVIDENDS.

                  (A) Holders of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Series E Preferred Stock at a rate per annum equal to 14.5% of the liquidation preference per share, payable quarterly. All dividends will be cumulative, whether or not earned or declared, accruing on a daily basis, whether or not there are profits, surplus or other funds legally available for the payment of such dividends, from the date of issuance of the Series E Preferred Stock and will be payable quarterly in arrears on each Dividend Payment Date, commencing on April 15, 1999. On and before January 15, 2004, the Corporation may pay dividends, at its option, in cash or in additional fully paid and nonassessable shares of Series E Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends rounded to the nearest $1.00. After January 15, 2004, dividends must be paid in cash, unless the Corporation's debt securities prohibit such payment or there are no funds legally available therefor, in which case dividends may be paid in additional fully paid and nonassessable shares of Series E Preferred Stock having an aggregate liquidation preference equal to the amount to such dividends rounded to the nearest $1.00. If any dividend (or portion thereof) payable on any Dividend Payment Date is not declared or paid in full on such Dividend Payment Date, the amount of accrued and unpaid dividends will accrue at the dividend rate on the Series E Preferred Stock, compounding quarterly, until declared and paid in full.

                  (B) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously shall be declared and paid in full on the Series E Preferred Stock. If full dividends are not so paid, the Series E Preferred Stock shall share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto if full cumulative dividends shall not have been paid on the Series E Preferred Stock.

                  (C) Each dividend paid on the Series E Preferred Stock shall be payable to Holders of record as their names shall appear in the stock ledger of the Corporation on the Dividend Record Date for such dividend, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on a later dividend record date determined by the Board of Directors.

V.       LIQUIDATION PREFERENCE.

                  (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series E Preferred Stock will be entitled to be paid, out of the assets of the Corporation available for distribution, $1,000 per share, plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series E Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series E Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accrued and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accrued and unpaid dividends to which they are entitled, the holders of Series E Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

                  (B) For the purposes of this Article V only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

VI.      REDEMPTION.

                  (A) MANDATORY REDEMPTION. The Series E Preferred Stock shall be subject to mandatory redemption (subject to the legal availability of funds therefor and any contractual or other restrictions with respect thereto) in whole on the Mandatory Redemption Date at a Redemption Price, payable in cash, equal to the liquidation preference thereof on the Redemption Date plus all accrued and unpaid dividends thereon to the Redemption Date.

                  (B) OPTIONAL REDEMPTION. The Series E Preferred Stock may be redeemed at any time on or after April 15, 2004, at the Corporation's option, in whole or in part, at the Redemption Prices (expressed as a percentage of the liquidation preference thereof on the Redemption Date) set forth below, plus an amount in cash equal to all accrued and unpaid dividends thereon to the Redemption Date, if redeemed during the period beginning April 15 of each of the years set forth below:

                  YEAR                              PERCENTAGE

                  2004                               110.000%
                  2005                               106.667%
                  2006                               103.333%
                  2007 and thereafter                100.000%

                  In addition, at any time or from time to time, on or prior to April 15, 2002, the Corporation may, at its option, redeem shares of Series E Preferred Stock with the proceeds of one or more sales of the Corporation's Capital Stock at a Redemption Price, payable in cash, equal to 110% of the liquidation preference thereof on the Redemption Date, plus an amount in cash equal to all accrued and unpaid dividends thereon to the Redemption Date, provided that as of the date of any such redemption, the cumulative aggregate liquidation preference of all shares of Series E Preferred Stock redeemed pursuant to this provision on or prior to such date shall not exceed 35% of the aggregate liquidation preference of shares of Series E Preferred Stock issued on or prior to such date whether or not still outstanding on such date.

                  No optional redemption may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Series E Preferred Stock.

                  (C) PROCEDURE FOR REDEMPTION. (i) Not more than sixty (60) and not less than thirty (30) days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by first-class mail to each Holder at such Holder's address as the same appears on the stock ledger of the Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series E Preferred Stock to be redeemed, except as to the Holders to whom the Corporation has failed to give such notice or except as to the Holders whose notice was defective. The Redemption Notice shall state:

                  (a)      the Redemption Price;

                  (b)      the Redemption Date;

                  (c) that the Holder is to surrender to the Corporation, at the
place  or  places  designated  in  such  Redemption   Notice,  its  certificates
representing the shares of Series E Preferred Stock to be redeemed; and

                  (d) the name of any bank or trust company performing the duties referred to in Section VI(C)(iv) below.

                  (ii) On or before the Redemption Date, each Holder of Series E Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series E Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the Holder whose name appears in the stock ledger of the Corporation as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares of Preferred Stock of the Corporation.

                  (iii) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, dividends on the Series E Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

                  (iv) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been irrevocably and indefeasibly deposited by the

Corporation with such bank or trust company in trust for the PRO RATA benefit of the Holders of the Series E Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall be deemed no longer to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, excepting only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the Holders of the shares to be redeemed shall look only to the Corporation for payment thereof.

                  (v) In the event of partial redemptions of Series E Preferred Stock, the shares to be redeemed will be determined PRO RATA or by lot, as determined by the Corporation, except that the Corporation may redeem such shares held by any holder of fewer than 100 shares without regard to such PRO RATA redemption requirement. If any Series E Preferred Stock is to be redeemed in part, the Redemption Notice that relates to such Series E Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of Series E Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Series E Preferred Stock.

                  (vi) Notwithstanding anything herein to the contrary, a Redemption Notice will be revocable if (i) it states that it is revocable and provides that a notice of revocation may be given not less than five days prior to the Redemption Date by the Corporation in accordance with Article XVII hereof and (ii) the Board of Directors determines that the availability of funds to pay the Redemption Price is subject to the closing of a financing and, at the time such Redemption Notice is given, such closing is subject to uncertainty.

VII.     VOTING RIGHTS.

                  (A) The Holders of Series E Preferred Stock shall have no voting rights except as set forth below and as otherwise provided by law.

                  (B)(i) If and whenever (1) dividends on the Series E Preferred Stock are in arrears and remain unpaid with respect to four quarterly periods
(whether or not consecutive), (2) the Corporation fails to discharge any redemption obligation with respect to the Series E Preferred Stock, (3) a breach or violation by the Corporation of the provisions of Article X occurs, or the Corporation fails to exchange Exchange Debentures for the Series E Preferred Stock tendered for exchange on the exchange date, whether or not the Corporation satisfies the conditions to permit such exchange, (4) the Corporation fails to make a Change of Control Offer or cash payment with respect thereto if required by the provisions of Article VIII or (5) a breach or violation of any provision of Article IX or Article XI occurs and is not remedied within 30 days after notice thereof to the Corporation by Holders of 25 % or more of the liquidation preference of the Series E Preferred Stock then outstanding (each such event referred to as a "Voting Rights Triggering Event"), then the number of directors then constituting the Board of Directors of the Corporation shall be increased by one director and the Holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a single class, shall be entitled to elect one additional director at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the Holders of Series E Preferred Stock called as hereinafter provided. In the event that any Holder is a "bank holding company" or a direct or indirect subsidiary thereof for the purposes of the Bank Holding Company Act of 1956, as amended and the regulations promulgated thereunder (collectively, the "BHC Act"), neither such Holder nor any subsequent holder of the Series E Preferred Stock (each, a "Regulated Holder") shall be entitled to exercise any voting rights hereunder, unless in the reasonable judgment of such Regulated Holder, as evidenced by a written notice to the Corporation from such Regulated Holder and if requested by the Corporation an opinion of counsel to such Regulated Holder reasonably satisfactory to the Corporation, such exercise would not violate the BHC Act. Upon notice of any Voting Rights Triggering Event under this Article VII (B)(i), such Regulated Holder shall promptly advise the Corporation in writing and each other Regulated Holder of whether it is entitled to exercise its voting rights hereunder.

                  (ii) Whenever a Voting Rights Triggering Event shall have occurred, voting rights of the Holders of Series E Preferred Stock may be exercised initially either at a special meeting of the Holders of Series E
Preferred Stock called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting or by the written consent of the Holders of Series E Preferred Stock, voting as a single class, pursuant to the Delaware General Corporation Law. The term of office of any such elected director shall expire at the next annual meeting of shareholders held for the purpose of electing directors, subject to a new election of a director by the Holders of Series E Preferred Stock, voting as a single class, at each successive annual meeting, but such voting rights and the term of office of any such elected director shall expire at such time as (A) all dividends accrued on Series E Preferred Stock shall have been paid in full and (B) each failure, breach or default referred to in paragraph VII(B) (i)(A)(2), (3), (4) and (5) above is remedied.

                  (iii) At any time after a Voting Rights Triggering Event shall have occurred and such voting rights shall not already have been initially exercised, a proper officer of the Corporation may, and upon the written request of any Holder of Series E Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Holders of Series E Preferred Stock for the election of a director to be elected by them, voting as a single class, as herein provided, such call to be made by notice similar to that provided in the Bylaws for a special meeting of the shareholders or as required by law.

                  (iv) Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series E Preferred Stock then outstanding, may designate in writing a Holder of Series E Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this paragraph VII(B)(iv) or at such other place as is selected by such person so designated. Any Holder of Series E Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

                  (v) At any meeting held for the purpose of electing directors at which the Holders of Series E Preferred Stock, voting as a single class, shall have the right to elect a director as provided herein, the presence in person or by proxy of the Holders of a majority of the then outstanding shares of Series E Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of a director by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the Holders of Series E Preferred Stock shall not prevent the election of directors other than the director to be elected by such Holders and the absence of a quorum or quorums of the holders of Capital Stock entitled to elect such other directors shall not prevent the election of a director to be elected by the Holders of Series E Preferred Stock, voting as a single class, and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (vi) The term of office of the director elected by the Holders of Series E Preferred Stock, pursuant to paragraph VII(B)(i) in office at any time when the aforesaid voting rights are vested in the Holders of Series E Preferred Stock, shall terminate upon the election of his/her successor by the Holders of the Series E Preferred Stock at any meeting of shareholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph VII(B)(ii), the term of office of the director elected pursuant to paragraph VII(B)(i) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by one, subject always to the increase of the number of directors pursuant to paragraph VII(B)(i) in case of the future right of the Holders of Series E Preferred Stock to elect a director as provided herein.

                  (vii) If the director elected pursuant to paragraph VII(B)(ii) shall cease to serve as director before his/her term shall expire, the Holders of Series E Preferred Stock then outstanding, voting as a single class, at a special meeting called as provided above, may elect a successor to hold office for the unexpired terms of the director whose place shall be vacant.

VIII.    CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control, the Corporation shall be required (subject to any contractual and other restrictions with respect thereto and the legal availability of funds therefor) to make an Offer to Purchase (the "Change of Control Offer") to each Holder of Series E Preferred Stock to repurchase all or any part, at the Holder's option, of such Holder's Series E Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of purchase) (the "Change of Control Payment"). The Change of Control Offer must be made within 30 days following the conclusion of all change of control offers for the Corporation's debt securities, must remain open for at least 30 and not more than 60 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable. Prior to commencing any Change of Control Offer, the Corporation shall first consummate any change of control offer to purchase required to be made to any holder of its Indebtedness. The Corporation shall make the Change of Control Offer within 30 days following the consummation of any mandatory offers to purchase and any other required repayments of the Corporation's Indebtedness resulting from a change of control.

IX.      CONSOLIDATION. MERGER AND SALE OF ASSETS.

                  The Corporation shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Corporation unless: (i) the Corporation shall be the continuing Person, or the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or that acquired or leased such property and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Series E Preferred Stock shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor company or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series E Preferred Stock had immediately prior to such transaction in respect of the Corporation; (ii) immediately after giving effect to such transaction on a PRO FORMA basis, (A) the Corporation or any Person becoming the successor or resulting company, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction or (B) the Corporation or any Person becoming the successor or resulting company, as the case may be, shall have a Consolidated Leverage Ratio no more than the greater of (I) 6:1 and (II) the Consolidated Leverage Ratio of the Corporation immediately prior to such transaction; PROVIDED that this clause (ii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Corporation) shall be issued or distributed to the stockholders of the Corporation; and (iii) the Corporation delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (ii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clause (ii) above does not apply if, in the good faith determination of the Board of Directors of the Corporation, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Corporation and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

X.       EXCHANGE.

                  (A) The Corporation may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the shares of Series E Preferred Stock then outstanding, including any shares of Series E Preferred Stock issued as payment for dividends, for a new series of senior subordinated debentures of the Corporation (the "Exchange Debentures") to be issued pursuant to an indenture (the "Indenture") qualified under the Trust Indenture Act of 1939, as amended, substantially in the form attached as an exhibit to the Purchase Agreement (a copy of which shall be provided to any Holder upon written request to the Secretary of the Corporation), at any time following the date on which such exchange is permitted by the terms of the then-existing Indebtedness of the Corporation and subject to the conditions contained in paragraph X(B) below. The Exchange Debentures will be issued in registered form, without coupons, be duly executed, authenticated as of the date on which the exchange is effective and dated the date of exchange. In the event of an exchange, Holders of Series E Preferred shall be entitled to receive on the date of exchange Exchange Debentures having an aggregate principal amount equal to (i) the total of the liquidation preference for each share of Series E Preferred exchanged, PLUS (ii) an amount equal to all accrued but unpaid dividends payable on such share (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of exchange). In the event such exchange would result in the issuance of Exchange Debentures in a principal amount which is less than $1,000 or which is not an integral multiple of $1,000 (such principal amount less than $1,000 or the difference between such principal amount and the highest integral of $1,000 which is less than such principal amount, as the case may be, is hereinafter referred to as the "Fractional Principal Amount"), the Corporation may, subject to any restrictions in the terms of the then-existing Indebtedness of the Corporation, at the option of the Board of Directors, pay cash to each Holder of Series E Preferred in lieu of Fractional Principal Amounts of Exchange Debentures otherwise issuable upon exchange of the Series E Preferred Stock. The Person entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder of such Exchange Debentures as of the date of exchange. The Corporation will mail to each Holder of Series E Preferred Stock written notice of its intention to exchange no less than 20 nor more than 60 days prior to the date of exchange.

                  (B) As a condition of the right of the Corporation to issue Exchange Debentures in exchange for the Series E Preferred Stock under paragraph
(A) above, on the date of exchange,  (A) there shall be legally  available funds


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

sufficient therefor; (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the date of exchange, or the Corporation shall have obtained a written opinion of its outside counsel reasonably acceptable to Holders of a majority of the shares of Series E Preferred Stock that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such an exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of the Corporation will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by the Corporation for such exchange, (C) the Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended; (D) immediately after giving effect to such exchange, no default or event of default would exist under any of the Corporation's existing Indebtedness; and (E) the Corporation shall have delivered to the Trustee under the Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and
(C).

XI. COVENANTS.

                  (A)      LIMITATION ON Indebtedness

                  (a) The Corporation shall not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Closing Date); provided that the Corporation may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

                  Notwithstanding the foregoing, the Corporation and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $400 million; (ii) Indebtedness in existence on the Closing Date; (iii) Indebtedness of the Corporation to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary to the Corporation or another Restricted Subsidiary; PROVIDED that such Indebtedness is made pursuant to an intercompany note and any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Corporation or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (iii); (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (iii), (v) or (ix) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature or have a mandatory redemption or repurchase date prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; (v) Indebtedness (A) in respect of performance, surety, appeal bonds and completion guarantees provided in the ordinary course of business; (B) under Currency Agreements and Interest Rate Agreements; PROVIDED that such agreements (a) are designed solely to protect the Corporation or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time (except to the extent Incurred under another clause hereof) other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted
Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Corporation or any Restricted Subsidiary in connection with such disposition; (vi) Indebtedness of the Corporation, to the extent the net proceeds thereof are promptly (A) used to purchase the Series E Preferred Stock and/or Series F Preferred Stock tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Senior Discount Notes or used to redeem all the Series E Preferred Stock or Series F Preferred Stock; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of acquisitions of real property, leasehold improvements, Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Corporation or a Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the Corporation not to exceed, at any one time outstanding, two times the sum of (A) the Net Cash Proceeds received by the Corporation on or after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Corporation, to the extent such Net Cash Proceeds have not been used pursuant to clause (iii)(B)(2) of the first paragraph or clause (ii) of the second paragraph of Section XI(B) or clause (v) of the definition of "Permitted Investments" to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Corporation after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Corporation, to the extent such sale of Capital Stock has not been used pursuant to clause (iii) of the second paragraph of Section XI(B) to make a Restricted Payment; PROVIDED that such Indebtedness does not mature prior to the Mandatory Redemption Date; (ix) Indebtedness Incurred by the Corporation or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
(x) Indebtedness of Persons that are acquired by the Corporation or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Certificate of Designations; PROVIDED that such

Indebtedness is not incurred in contemplation of such acquisition or merger; and PROVIDED FURTHER that after giving effect to such acquisition or merger, either
(x) the Corporation would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of this covenant or (y) the Consolidated Leverage Ratio is lower (if greater than zero) or higher (if less than zero) than immediately prior to such acquisition; (xi) Strategic Subordinated Indebtedness; and (xii) Indebtedness under the Lucent Facility.

                  (b) Notwithstanding any other provision of this Section XI(A), the maximum amount of Indebtedness that the Corporation or a Restricted Subsidiary may Incur pursuant to this Section XI(A) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. Accretion on an instrument issued at a discount will not be deemed to constitute an Incurrence of Indebtedness.

                  (c) For purposes of determining any particular amount of Indebtedness pursuant to this Section XI(A), Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be treated as Indebtedness. For purposes of determining compliance with this Section XI(A), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Corporation, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

(B)      LIMITATION ON RESTRICTED PAYMENTS

                  The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Junior Securities (other than (x) dividends or distributions payable solely in shares of its Junior Securities (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Junior Securities and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Corporation or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of (A) the Corporation or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Person or (B) a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by any Affiliate of the Corporation (other than a Wholly Owned Restricted Subsidiary), or (iii) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iii) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) the Corporation could not Incur at least $1.00 of Indebtedness under the first paragraph of Section XI(A), or (B) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net

Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Corporation or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been provided to the Transfer Agent PLUS (2) 100% of the aggregate Net Cash Proceeds and the actual market value of marketable securities (on the date the calculation hereunder is made) received by the Corporation after the Closing Date from the issuance and sale permitted by this Certificate of Designations of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Corporation, including an issuance or sale permitted by this Certificate of Designations of Indebtedness of the Corporation for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Corporation, or from the issuance to a Person who is not a Subsidiary of the Corporation of any options, warrants or other rights to acquire Capital Stock of the Corporation (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Mandatory Redemption Date), and the Net Cash Proceeds from any capital contributions to the Corporation after the Closing Date from Persons other than Subsidiaries of the Corporation, in each case excluding such Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause
(viii) of the second paragraph of Section XI(A) and excluding Net Cash Proceeds from the issuance of Capital Stock to the extent used to make a Permitted Investment in accordance with clause (v) of such defined term, plus (3) amounts received from Investments (other than Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Corporation or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Corporation or any Restricted Subsidiary in such Person or Unrestricted Subsidiary or (C) dividends on Series E Preferred Stock shall not have been paid in full as provided in this Certificate of Designations.

                  The  foregoing  provision  shall not be violated by reason of:
(i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase or other acquisition of Junior Securities of the Corporation including premium, if any, and accrued and unpaid dividends, with the proceeds of, or in exchange for, Junior Securities (other than Disqualified Stock) of the Corporation; (iii) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article IX; (iv) the declaration or payment of dividends on the Common Stock of the Corporation following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Corporation in such Public Equity Offering; (v) the repurchase, retirement or other acquisition or retirement for value of any shares of Junior Securities of the Corporation that are not registered under the Exchange Act and are held by any current or former employee, director or consultant (or their estates or the beneficiaries of such estates) of the Corporation or any Subsidiary, not to exceed (A) in any calendar year $2.0 million or (B) $5.0 million in the aggregate; (vi) repurchases of Junior Securities deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; (vii) repurchases of fractional shares of Junior Securities in connection with the exercise of Warrants in accordance with the Warrant Agreement and Preferred Stock Warrant Agreement or other warrants to purchase the Corporation's Common Stock; and (viii) other Restricted Payments in an aggregate amount not to exceed $2.0 million.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (ii) or (vi) thereof, an exchange of Junior Securities for Junior Securities and an Investment referred to in clause (iv) thereof) shall be included in calculating whether the conditions of clause (iii)(B) of the first paragraph of this Section XI(B) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Corporation are used for the redemption, repurchase or other acquisition of Parity Securities, then the Net Cash Proceeds of such issuance shall be included in clause (iii)(B) of the first paragraph of this Section XI(B) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of securities.

                  Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Corporation and its Restricted Subsidiaries with respect to such Investment by distribution, sale or otherwise (up to the amount of such Investment on the date made).

(C)      LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
         AFFECTING RESTRICTED SUBSIDIARIES

                  The Corporation shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Corporation or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, (iii) make loans or advances to the Corporation or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to the Corporation or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict any encumbrances or restrictions:

                  (i) existing on the Closing Date, in the Newcourt Facility, the Lucent Facility, this Certificate of Designations or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law, rule, regulation or order; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Corporation or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section XI(C), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Corporation or any Restricted Subsidiary not otherwise prohibited by this Certificate of Designations, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary or (D) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iv) above on the property so acquired; (v) with respect to the Corporation or a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale of assets, including, without limitation, customary restrictions on the disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or the Corporation; (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued (in each case other than Indebtedness incurred under the Newcourt Facility) if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Series E Preferred Stock than is customary in comparable financings (as determined by the Corporation) and (C) the Corporation determines that any such encumbrance or restriction will not materially affect the Corporation's ability to make dividend and mandatory redemption payments on the Series E Preferred Stock; (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (ix) any encumbrances or restrictions of the type referred to in clauses (i)-(iv) of the first paragraph of this covenant imposed by any amendments, modifications, renewals, restatements, increases, supplements, refundings, replacements or refinancings of the contracts referred to in clauses (i) through (viii) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Corporation, not materially more disadvantageous to the Holders than those contained in the restriction prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Nothing contained in this Section XI(C) shall prevent the Corporation or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Corporation or any of its Restricted Subsidiaries that secure Indebtedness of the Corporation or any of its Restricted Subsidiaries.

         (D) LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

                  The Corporation shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Corporation or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made in accordance with Section XI(B) if made on the date of such issuance or sale; or (iv) issuances or sales of common stock of a Restricted Subsidiary, PROVIDED that the Corporation or any Restricted Subsidiary applies an amount equal to the Net Cash Proceeds thereof in accordance with Section XI(F).

         (E)      LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

                  The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Corporation or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Corporation or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm s-length transaction with a Person that is not an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Corporation or a Restricted
Subsidiary  delivers to the  Transfer  Agent a written  opinion of a  nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination stating that the transaction is fair to the Corporation or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Corporation and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Corporation or its Restricted Subsidiaries; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Corporation and any other Person with which the Corporation files a consolidated tax return or with which the Corporation is part of a consolidated group for tax purposes; (v) any agreement as in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect); (vi) the existence of, or the performance by the Corporation or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter (so long as any such amendment is not disadvantageous to the Holders in any material respect); or (vii) any Permitted Investments and Restricted Payments not prohibited by Section XI(B). Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section XI(E) and not covered by clauses (ii) through (vii) of this paragraph the aggregate amount of which exceeds $3.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         (F)      LIMITATION ON ASSET SALES

                  The Corporation shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Corporation or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. For purposes of this covenant, the following are deemed to be cash: (x) the principal amount or accreted value (whichever is larger) of Indebtedness of the Corporation or any Restricted Subsidiary with respect to which the Corporation or such Restricted Subsidiary has either (A) received a written release or (B) been released by operation of law, in either case, from all liability on such Indebtedness in connection with such Asset Sale and (y) securities received by the Corporation or any Restricted Subsidiary from the transferee that are promptly converted by the Corporation or such Restricted Subsidiary into cash. In the event and to the extent that the Net Cash Proceeds received by the Corporation or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Corporation and its Subsidiaries has been provided to the Transfer Agent), then the Corporation shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Corporation, repay Indebtedness of any Restricted Subsidiary or redeem any Senior Securities, in each case owing to, or held by, a Person other than the Corporation or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person (other than a natural person) having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Corporation and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a Board
Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section XI(F). The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section XI(F) totals at least $5 million, the Corporation must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis, and an offer to purchase any outstanding Parity Securities with similar provisions requiring the Corporation to make an offer to purchase such securities, in an aggregate liquidation preference of Series E Preferred Stock and such Parity Securities equal to (A) with respect to the Series E Preferred Stock, the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the liquidation preference of the outstanding shares of the Series E Preferred Stock and the denominator of which is the sum of the outstanding liquidation preference of the Series E Preferred Stock and such Parity Securities (the product hereinafter referred to as the "Series E Preferred Stock Amount"), and (B) with respect to the Parity Securities, the excess of the Excess Proceeds over the Series E Preferred Stock Amount, at a purchase price equal to 100% of the liquidation preference of the Series E Preferred Stock or such Parity Securities, as the case may be, on the relevant Payment Date or such other date set forth in the documentation governing the Parity Securities, plus, in each case, accrued dividends (if any) to the Payment Date or such other date set forth in the documentation governing the Parity Securities. If the aggregate purchase price of the Preferred Stock tendered pursuant to the Offer to Purchase is less than the Excess Proceeds, the remaining will be available for use by the Corporation for general corporate purposes. Upon the consummation of any Offer to Purchase in accordance with the terms of this Certificate of Designations, the amount of Net Cash Proceeds from Asset Sales subject to any future Offer to Purchase shall be deemed to be zero. Prior to commencing any Offer to Purchase, the Corporation shall first consummate any offer to purchase required to be made to any Holder of its Indebtedness.

         (G) COMMISSION REPORTS AND REPORTS TO HOLDERS.

                  While the Series E Preferred Stock is outstanding, whether or not the Corporation is then required to file reports with the Commission, the Corporation shall deliver for filing with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. All references herein to reports "filed" with the Commission shall be deemed to refer to the reports then most recently delivered for filing, whether or not accepted by the Commission.

XII.     MUTILATED OR MISSING SERIES E PREFERRED STOCK CERTIFICATES.

                  If any of the Series E Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series E Preferred Stock certificate, or in lieu of and substitution for the Series E Preferred Stock certificate lost, stolen or destroyed, a new Series E Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series E Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series E Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation.

XIII.    REISSUANCE:  PREEMPTIVE RIGHTS

                  (i) Shares of Series E Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                  (ii) No shares of Series E Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

XIV.     BUSINESS DAY.

                  If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day and no further dividends shall accrued after the day payment was required.

XV.      HEADINGS OF SUBDIVISIONS.

                  The   headings   of  various   subdivisions   hereof  are  for
convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

XVI.     SEVERABILITY OF PROVISIONS.

                  If any right, preference or limitation of the Series E Preferred Stock set forth in this Certificate of Designations (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

XVII.    NOTICE

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a Holder of the Series E Preferred Stock, to such holder's address of record shown on the records of the Corporation, and (ii) in the case of the Corporation, to the Corporation's principal executive offices (currently located on the date of the adoption of these resolutions at the following address: KMC Telecom Holdings, Inc., 1545 Route 206, Suite 300, Bedminster, New Jersey 07921) to the attention of the Corporation's Chief Financial Officer.

XVIII.   LIMITATIONS.

                  Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

XIX.     TRANSFER AND LEGENDING OF SHARES.

                  No transfer of shares of the Series E Preferred Stock shall be effective until such transfer is registered on the books of the Corporation. Any shares of the Series E Preferred Stock so transferred must bear the following legend:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR HAS IT BEEN REGISTERED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF UNLESS (I) SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AND (II) PRIOR TO ANY

                  SUCH TRANSFER, THE TRANSFEROR OR THE TRANSFEREE DELIVERS AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE CORPORATION) TO THE TRANSFER AGENT AND THE CORPORATION, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                  The  Corporation   shall  refuse  to  register  any  attempted
transfer  of shares  of Series E  Preferred  Stock not in  compliance  with this
Article XIX.

                  In the event the shares of Series E Preferred Stock are issued as part of a unit together with Warrants, the shares of Series E Preferred Stock and the Warrants shall not be separately transferable from each other until the next Business Day after the issuance of such shares of Series E Preferred Stock or until such other date as may be specified in a legend to the shares of Series E Preferred Stock.

XX.      AMENDMENTS AND WAIVERS

                  (A) Except as provided in this Article XX, any right, preference, privilege or power of, or restriction provided for the benefit of, the Series E Preferred Stock set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Corporation and the affirmative vote or written consent of the Holders of at least a majority of the shares of Series E Preferred Stock then outstanding (excluding any shares held by Affiliates of the Corporation, any Existing Stockholders or any of their Affiliates), and any amendment or waiver so effected shall be binding upon the Corporation and all Holders of the Series E Preferred Stock.

                  (B) Notwithstanding the foregoing, if any amendment is made to the covenants of the Senior Discount Note Indenture, in accordance with the provisions therein, then a conforming amendment may be made to the covenants set forth in Article XI of this Certificate of Designations by the Corporation, without the consent of any Holder, and any amendment so effected shall be binding upon the Corporation and all Holders of the Series E Preferred Stock; PROVIDED HOWEVER, that if in connection with making any such amendment to the Senior Discount Note Indenture, the Corporation has paid consideration to the holders of the Senior Discount Notes to obtain their consent to make such amendment, then the Corporation shall pay each Holder consideration per $1,000 liquidation preference of Series E Preferred Stock equal to the consideration per $1,000 principal amount of Senior Discount Notes paid to the holders of the Senior Discount Notes. In connection with any such amendment, the Corporation shall deliver to the Transfer Agent an Opinion of Counsel, reasonably acceptable to it, that such amendment complies with the terms hereof. The Corporation shall provide notice in accordance with Article XVII of this Certificate of Designations of any amendment effected pursuant to this Section XX(B) to the Holders of the Series E Preferred Stock.


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

XXI.     INCREASE OF AUTHORIZED AMOUNT OF SHARES.

                  Notwithstanding any other provision herein, the Board of Directors may, from time to time, in its sole discretion, increase the number of shares of Preferred Stock designated as Series E Preferred Stock under Article II of this Certificate of Designations, up to the maximum amount of shares of Preferred Stock authorized to be issued, without the consent of the holders of any shares of its Capital Stock.

XXII.    ISSUANCE OF ADDITIONAL SHARES OF SERIES E PREFERRED STOCK.

                  Except with respect to the issuance of shares of Series E Preferred Stock to pay dividends on the Series E Preferred Stock or upon conversion of the Series F Preferred Stock, the Corporation may not issue additional shares of the Series E Preferred Stock to any purchaser unless (A) it has obtained the consent of the Holders of a majority of the shares of Series E Preferred Stock then outstanding and the holders of a majority of the shares of Series F Preferred Stock then outstanding or (B)(i) the per share price paid for such additional shares is at least equal to the per share price paid to the Corporation for the shares of Series E Preferred Stock issued on the Closing Date, (ii) the Corporation does not issue to such purchaser more than 1,136.4 Warrants per $1,000,000 of liquidation preference of Series E Preferred Stock,
(iii) (a) the Holders of Series E Preferred Stock issued on the Closing Date retain their right to receive at least 147.73 Warrants, pursuant to Section 2.4 of the Warrant Agreement, per $100,000 of liquidation preference of Series E Preferred Stock issued on the Closing Date and (b) the holders of Series F
Preferred Stock issued on the Closing Date retain their right to receive at least 147.73 Warrants, pursuant to Section 2.4 of the Warrant Agreement, per $100,000 of liquidation preference of Series F Preferred Stock issued on the Closing Date and (iv) the aggregate amount of shares of Series E Preferred Stock and Series F Preferred Stock issued (other than shares of Series E Preferred Stock and Series F Preferred Stock issued to pay dividends thereon or shares of Series E Preferred Stock issued upon conversion of the Series F Preferred Stock) shall not exceed 150,000 shares.

                  Except with respect to the issuance of shares of Series F Preferred Stock to pay dividends on the Series F Preferred Stock, the Corporation shall not issue in excess of 40,000 shares of Series F Preferred Stock, unless it has obtained the consent of the Holders of a majority of the shares of Series E Preferred Stock then outstanding and the holders of a majority of the shares of Series F Preferred Stock then outstanding.


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                  IN WITNESS  WHEREOF,  this Certificate has been signed on this day of 30th April, 1999.

                                      KMC TELECOM HOLDINGS, INC.


                                             /s/   James D. Grenfell
                                      By: ------------------------------
                                          Name:    James D. Grenfell
                                          Title    Chief Financial Officer

Attested by:



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